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                                                                  EXHIBIT 10.3


                                    FORM OF

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease") dated as of the ______ day of ____________________________________, 1998, by and between CPT OPERATING
PARTNERSHIP L.P., a Delaware limited partnership ("Landlord") and WACKENHUT CORRECTIONS CORPORATION, a Florida corporation ("Tenant").

                                    RECITALS

         A. Tenant has concurrently conveyed to Landlord the property described in Exhibit A hereto, and Landlord and Tenant desire that Landlord lease such property back to Tenant; and

         B. Landlord and Tenant have entered into a Master Agreement to Lease of even date herewith (the "Master Agreement") which sets forth certain agreements of the parties with respect to the lease of various properties including the property that is the subject of this Lease;

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein, Landlord and Tenant agree as follows:


                                   ARTICLE I

                               PREMISES AND TERM

         1.01 Leased Property. Landlord hereby leases to Tenant and Tenant leases from Landlord the Land located in _______________, described in Exhibit A hereto, and all Improvements, Fixtures, and Personal Property thereon or thereto (each as defined in the Master Agreement, and, together with said Land, the "Leased Property"); such Leased Property collectively known and described at the date hereof as [Name of Correctional or Detention Facility];

         SUBJECT, HOWEVER, to the lien of the mortgage debt described in Exhibit B hereto, if any, and to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof and listed in Exhibit C hereto (collectively "Permitted Exceptions").

         1.02 Term. The initial term (the "Fixed Term") of the Lease shall be for a fixed term of ten (10) years commencing on __________________________, 1998 (the "Commencement Date") and expiring on _______________________, 2008
(the "Expiration Date"). The Term of this Lease may be renewed as follows:

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               (i)    (a) provided that Tenant gives Landlord notice on or
before the date which is six (6) months prior to the Expiration Date, the Lease shall be renewed at fair market rental rates as determined upon the mutual agreement of Landlord and Tenant in accordance with Subsection 1.02(ii) for one
(1) additional five (5) year term (the "Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in this Lease; (b) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the expiration of the Extended Term, the Lease shall be renewed at fair market rental rates as determined upon the mutual agreement of Landlord and Tenant in accordance with Subsection 1.02(ii) for one (1) additional five (5) year term (the "Second Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in this Lease; and (c) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the expiration of the Second Extended Term, the Lease shall be renewed at fair market rental rates as determined upon the mutual agreement of Landlord and Tenant in accordance with subsection 1.02(ii) for one (1) additional five (5) year term (the "Third Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in this Lease.

               (ii) After receipt by Landlord of a notice from Tenant electing to extend the Term of the Lease under Subsections 1.02(i)(a), (b) and
(c) above, Landlord and Tenant shall thereafter negotiate in good faith a mutually acceptable amendment to the Lease confirming the extension of the Lease Term and the fair market Base Rent and Additional Rent to be applicable thereto. If Landlord and Tenant fail to reach a mutual agreement as to the fair market Base Rent and Additional Rent to be applicable to such extension of the Lease Term within the forty-five (45) day period following the date Tenant's notice of election to extend is received by Landlord, then either party may at any time thereafter, by written notice to the other, demand arbitration in accordance with this Subsection and the Landlord and Tenant shall attempt to agree upon a single arbitrator to make such determination. If Landlord and Tenant are unable to agree upon a single arbitrator within thirty (30) days thereafter, then the party giving the notice of demand for arbitration shall give notice to the other of a person selected to act as appraiser on its behalf. Within ten (10) days after such notice, Landlord (or Tenant, as the case may be) shall by notice to the Tenant (or Landlord, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising correctional and detention facilities (or reasonably similar facilities), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within the later of occur of 10 business days following delivery of such appraisal to the other party or fifty (50) days after the making of Tenant's or Landlord's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the fair market rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If



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the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of fair market rental, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the fair market rental of the Leased Property. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties and judgment may be entered upon such determination in any court having jurisdiction of the matter. Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of the third appraiser and one-half (1/2) of all other costs and expenses incurred in connection with each appraisal.

               (iii) Notwithstanding the options to extend granted to Tenant in Subsections 1.02(i)(a), (b) and (c) and above, if on the expiration of the Fixed Term or on the expiration of the Extended Term, Second Extended Term or any Subsequent Term (as defined below) of the Lease, there is in effect an unexpired sublease approved by Landlord in accordance with Article XIII of the Master Lease, then, in such event unless Landlord and Tenant have otherwise mutually agreed in writing, the Term of this Lease shall be automatically extended for one (1) additional five year term (a "Subsequent Term") on the same terms and conditions and at the same Base Rent and Additional Rent (including, without limitation, the method of determining any increases in Additional Rent) in effect during the prior Lease Year.

               (iv) The term "Term" used in this Agreement means the Fixed Term, Extended Term, Second Extended Term, Third Extended Term, or any Subsequent Term, as appropriate. The term "Lease Year" means each twelve (12) month period during the Term commencing on the Commencement Date or, if the Commencement Date is not the first day of a calendar month, commencing on the first day of the first calendar month following the Commencement Date, and each successive twelve month period thereafter during the Term.


                                   ARTICLE II

                                      RENT

         2.01 Base Rent. Tenant shall pay Landlord Base Rent for the Term in advance in consecutive monthly installments payable on the first day of each month during the Term, the Extended Term, Second Extended Term, the Third Extended Term or any Subsequent Term, commencing on the Commencement Date provided for in Section 1.03 of the Master Agreement,



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in accordance with the Base Rent Schedule attached hereto as Exhibit B. Any
Rent (as defined in Section 2.04 of the Master Agreement) payable for a portion of a month shall be prorated based upon the number of days in the applicable month and an appropriate payment or refund, as the case may be, shall be made in accordance with the terms of the Master Agreement, so as to charge Tenant only for the fractional month falling within the Term.

         2.02 Additional Rent. The Base Rent shall be subject to such increases over the Term as determined pursuant to Section 2.02 of the Master Agreement.

         2.03 Other Additional Rent. Tenant shall also pay all Other Additional Rent with respect to the Leased Property, as set forth in the Master Agreement.


                                  ARTICLE III

                           OTHER TERMS AND CONDITIONS

         3.01 Master Agreement Incorporated Herein. All provisions of the Master Agreement (except any provisions expressly therein not to be a part of an individual lease of leased property) are hereby incorporated in and are a part of this Lease of the Leased Property.

         3.02 Recordation. At the request of Landlord or Tenant, a short form memorandum of this Lease may be recorded in the real estate records of any county which Landlord or Tenant deems appropriate in order to provide legal notice of the existence hereof.

         IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

                                      CPT OPERATING PARTNERSHIP L.P.

                                      By:  Correctional Facilities Trust, a Maryland real
                                           estate investment trust, its General Partner


                                      By:
-----------------------------            ------------------------------------------------
         Witness                               Charles R. Jones, President

-----------------------------
         Print Name

-----------------------------
         Witness

-----------------------------
         Print Name




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

                                        WACKENHUT CORRECTIONS CORPORATION



                                        By:
-----------------------------              ---------------------------------------------
         Witness                             George C. Zoley, Vice Chairman of the Board

-----------------------------
         Print Name

-----------------------------
         Witness

-----------------------------
         Print Name




                                       5

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                                   EXHIBIT A

                     [Legal Description of Leased Property]

                                   EXHIBIT B

                               Base Rent Schedule

(Property:____________________________________________________________________)

Tenant will pay to Landlord annual Base Rent of______________________ payable in equal monthly instalments beginning on the Commencement Date of
_____________________.

      Base Rent for any Subsequent Term shall be equal to the Base Rent and Additional Rent (including, without limitation, the method of determining any increases in Additional Rent) in effect during the prior Lease Year.

      Base Rent for the Extended Term, Second Extended Term and Third Extended Term shall be equal to the fair market rental value of the Leased Property as of the respective commencement dates thereof.

                                   EXHIBIT C

                                 Mortgage Debt

(Property:__________________________________________________________________)

    This property is subject to the following Mortgage Debt: (or subsequent Mortgage Debt)

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                                   EXHIBIT D

                              Permitted Exceptions



(Property:__________________________________________________________________)